UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

MD	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Growth Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Reports on Form 8-K dated December 17, 2015 and January 6, 2016, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of three self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively. The fourth property acquired has a rental history of less than three months and therefore, financial statements are not required under Rule 3-14 and Article 11 of Regulation S-X.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Growth Trust, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statement”) of the self storage properties located in San Antonio and Kingwood, Texas (the “Arrington Portfolio”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the Arrington Portfolio are responsible for the preparation and fair presentation of the combined financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statement of the Arrington Portfolio for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the Arrington Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

February 22, 2016

Arrington Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and the Period from

January 1, 2015 through September 30, 2015 (Unaudited)

		Period from
		January 1, 2015
	Year Ended	through
	December 31,	September 30,
	2014	2015
Revenue
Rental revenue	$2,200,972	$1,789,448
Other operating income	306,527	197,558

Total revenue	2,507,499	1,987,006

Certain operating expenses
Property operating expenses	352,867	279,320
Salaries and related expenses	203,466	162,255
Marketing expense	13,429	17,929
Property insurance	32,991	26,561
Real estate taxes	231,462	185,270

Total certain operating expenses	834,215	671,335

Revenue in excess of certain operating expenses	$1,673,284	$1,315,671

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

Arrington Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and the Period from

January 1, 2015 through September 30, 2015 (Unaudited)

Note 1 - Organization and basis of presentation

The combined financial statement includes the revenue and certain operating expenses of the self storage properties located in San Antonio and Kingwood, Texas (the “Arrington Portfolio”). Strategic Storage Growth Trust, Inc. (the “Company”) acquired two self storage properties located in San Antonio and Kingwood, Texas on December 17, 2015 for a purchase price of $20.75 million, plus closing costs and acquisition fees. The Company acquired another self storage property in San Antonio, Texas on January 6, 2016 for a purchase price of $12.29 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the Arrington Portfolio for the periods presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Arrington Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Arrington Portfolio. Therefore, the combined financial statement may not be comparable to a statement of operations for the Arrington Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the Arrington Portfolio is not aware of any material factors relating to the Arrington Portfolio for the year ended December 31, 2014, that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the Arrington Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Arrington Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Arrington Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Arrington Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and the Period from

January 1, 2015 through September 30, 2015 (Unaudited)

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The Arrington Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Arrington Portfolio, any liability resulting from such litigation would not be material in relation to the Arrington Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through February 22, 2016, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE GROWTH TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015 has been prepared to give effect to the acquisition of three self storage facilities (the “Arrington Portfolio”) from an unaffiliated third party as if the acquisitions were completed on September 30, 2015 by Strategic Storage Growth Trust, Inc. (the “Company”). The Company acquired the Arrington Portfolio in two phases, two self storage properties were acquired on December 17, 2015, and the remaining self storage property was acquired on January 6, 2016.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 gives effect to the acquisition of the Arrington Portfolio, the six self storage facilities acquired in January and February 2015 (the “Six Property Portfolio”) and the three properties acquired during 2014, Ft. Pierce and Russell Road (both acquired on July 31, 2014) and Jones Boulevard (acquired September 29, 2014), as if they were completed on January 1, 2014. The following Unaudited Pro Forma Consolidated Statements of Operations for the period January 1, 2015 through September 30, 2015 gives effect to the acquisition of the Arrington Portfolio and the Six Property Portfolio, as if they were completed on January 1, 2015.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of the Company and the historical combined statements of operations of the Arrington Portfolio, the Six Property Portfolio and the Ft. Pierce, Russell Road, and Jones Boulevard properties.

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015 sets forth the Company’s unaudited historical consolidated statement of financial position which is derived from the Company’s consolidated financial statements included in the Company’s Report on Form 10-Q filed with the SEC for the period ended September 30, 2015. The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014. The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the period January 1, 2015 through September 30, 2015 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s unaudited consolidated financial statements included in the Company’s Report on Form 10-Q filed with the SEC for the period ended September 30, 2015.

The information included in the “Arrington Portfolio Acquisition” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 and the nine month period ended September 30, 2015 set forth the acquisition’s historical statement of operations from January 1, 2014 through December 31, 2014 and January 1, 2015 through September 30, 2015, respectively, as included in the accompanying Rule 3-14 Combined Statements of Revenue and Certain Operating Expenses. The information included in the “Six Property Portfolio Acquisition” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 and the nine month period ended September 30, 2015 set forth the acquisition’s historical statements of operations from January 1, 2014 through December 31, 2014 and January 1, 2015 through the respective acquisition date of each property. The information included in the “Six Property Portfolio Acquisition” column for the year ended December 31, 2014 was included in the Rule 3-14 reports in the Company’s

Form 8-K/A filed with the SEC. The information included in the “Ft. Pierce, Russell Road, and Jones Boulevard Acquisitions” columns in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 set forth the acquisitions’ historical statements of operations from January 1, 2014 through the respective acquisition date as included in the Rule 3-14 reports in the Company’s Form 8-K/A filed with the SEC.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statements set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Arrington Portfolio Acquisition Notes (2) and (3)		Strategic Storage Growth Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$8,750,000	$7,660,000	a	$16,410,000
Buildings	23,295,672	21,089,625	a	44,385,297
Site improvements	1,948,045	2,610,000	a	4,558,045

	33,993,717	31,359,625		65,353,342
Accumulated depreciation	(1,024,923)	—		(1,024,923)

	32,968,794	31,359,625		64,328,419
Construction in progress	69,077	—		69,077

Real estate facilities, net	33,037,871	31,359,625		64,397,496
Cash and cash equivalents	2,170,633	(1,170,633	) b	1,000,000
Other assets	1,481,909	47,279		1,529,188
Deferred financing costs, net of accumulated amortization	468,615	370,973	c	839,588
Intangible assets, net of accumulated amortization	1,086,581	1,680,000	a	2,766,581

Total assets	$38,245,609	$32,287,244		$70,532,853

LIABILITIES AND EQUITY
Secured debt	$17,850,000	$23,838,140	d	$41,688,140
Accounts payable and accrued liabilities	676,525	143,350	e	819,875
Distributions payable to preferred unitholders in our Operating Partnership	844,767	—		844,767
Due to affiliates	650,419	578,193	e	1,228,612

Total liabilities	20,021,711	24,559,683		44,581,394

Commitments and contingencies
Preferred equity in our Operating Partnership	15,840,227	—		15,840,227

Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2015	—	—		—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 2,180,332 shares issued and outstanding at September 30, 2015	1,216	965	d	2,181
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; none issued and outstanding at September 30, 2015	—	—		—
Additional paid-in capital	7,983,180	8,535,743	d	16,518,923
Accumulated deficit	(5,589,479)	(809,147	) e	(6,398,626)

Total Strategic Storage Growth Trust, Inc. equity	2,394,917	7,727,561		10,122,478

Noncontrolling interest in our Operating Partnership	(11,246)	—		(11,246)

Total equity	2,383,671	7,727,561		10,111,232

Total liabilities and equity	$38,245,609	$32,287,244		$70,532,853

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Strategic Storage				Six Property	Arrington
	Growth Trust, Inc.	Ft. Pierce	Russell Road	Jones Blvd.	Portfolio	Portfolio	Pro Forma		Strategic Storage
	Historical	Acquisition	Acquisition	Acquisition	Acquisition	Acquisition	Adjustments		Growth Trust, Inc.
	Note (1)	Note (2)	Note (2)	Note (2)	Note (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$641,036	$165,341	$437,802	$384,270	$2,396,763	$2,200,972	$—		$6,226,184
Ancillary operating revenue	24,099	—	89,353	66,958	211,470	306,527	—		698,407

Total revenues	665,135	165,341	527,155	451,228	2,608,233	2,507,499	—		6,924,591

Operating expenses:
Property operating expenses	287,724	147,392	206,894	208,621	1,444,522	834,215	118,153	f	3,247,521
Property operating expenses - affiliates	104,394	—	—	—	—	—	752,432	g	856,826
General and administrative	463,234	—	—	—	—	—	—		463,234
Depreciation	183,604	—	—	—	—	—	1,611,709	h	1,795,313
Intangible amortization expense	254,715	—	—	—	—	—	2,169,983	h	2,424,698
Acquisition expense - affiliates	488,660	—	—	—	—	—	(452,257	) i	36,403
Other property acquisition expenses	102,742	—	—	—	—	—	(102,742	) i	—

Total operating expenses	1,885,073	147,392	206,894	208,621	1,444,522	834,215	4,097,278		8,823,995

Operating income (loss)	(1,219,938)	17,949	320,261	242,607	1,163,711	1,673,284	(4,097,278)		(1,899,404)
Other income (expense):
Interest expense	(153,638)	—	—	—	—	—	(1,555,784	) j	(1,709,422)
Deferred financing amortization expense	(65,433)	—	—	—	—	—	(368,141	) k	(433,574)
Other	3,374	—	—	—	—	—	—		3,374

Net income (loss)	(1,435,635)	17,949	320,261	242,607	1,163,711	1,673,284	(6,021,203)		(4,039,026)
Less: Distributions to preferred unitholders in our Operating Partnership	(422,282)	—	—	—	—	—	(1,568,943	) l	(1,991,225)
Less: Accretion of preferred equity costs	(88,304)	—	—	—	—	—	(166,559	) l	(254,863)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	128,964	—	—	—	—	—	(60,964	) m	68,000

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(1,817,257)	$17,949	$320,261	$242,607	$1,163,711	$1,673,284	$(7,817,669)		$(6,217,114)

Net loss per share - basic and diluted	$(7.31)								$(3.38)

Weighted average shares outstanding - basic and diluted	248,565								1,837,689

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2015 THROUGH SEPTEMBER 30, 2015

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Six Property Portfolio Acquisition Note (2)	Arrington Portfolio Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Growth Trust, Inc. Pro Forma
Revenues:
Self storage rental revenue	$3,347,220	$257,831	$1,789,448	$—		$5,394,499
Ancillary operating revenue	138,412	12,321	197,558	—		348,291

Total revenues	3,485,632	270,152	1,987,006	—		5,742,790

Operating expenses:
Property operating expenses	1,506,569	117,949	671,335	116,706	n	2,412,559
Property operating expenses - affiliates	417,571	—	—	248,123	o	665,694
General and administrative	908,290	—	—	—		908,290
Depreciation	848,785	—	—	690,441	p	1,539,226
Intangible amortization expense	943,704	—	—	890,417	p	1,834,121
Acquisition expense - affiliates	289,338	—	—	(289,338	) q	—
Other property acquisition expenses	134,800	—	—	(71,657	) q	63,143

Total operating expenses	5,049,057	117,949	671,335	1,584,692		7,423,033

Operating income (loss)	(1,563,425)	152,203	1,315,671	(1,584,692)		(1,680,243)
Other income (expense):
Interest expense	(452,957)	—	—	(828,953	) r	(1,281,910)
Deferred financing amortization expense	(172,554)	—	—	(178,189	) s	(350,743)
Other	5,033	—	—	—		5,033

Net income (loss)	(2,183,903)	152,203	1,315,671	(2,591,834)		(3,307,863)
Less: Distributions to preferred unitholders in our Operating Partnership	(1,419,678)	—	—	(113,029	) t	(1,532,707)
Less: Accretion of preferred equity costs	(251,923)	—	—	—		(251,923)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	83,282	—	—	(32,592	) u	50,690

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(3,772,222)	$152,203	$1,315,671	$(2,737,455)		$(5,041,803)

Net loss per share - basic and diluted	$(4.18)					$(2.52)

Weighted average shares outstanding - basic and diluted	902,341					1,999,216

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2015, for the Year Ended December 31, 2014 and the Period from January 1, 2015 through September 30, 2015 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015 and the Unaudited Pro Forma Consolidated Statement of Operations for the period from January 1, 2015 through September 30, 2015 were derived from the Company’s consolidated financial statements as of and for the period ended September 30, 2015 included in our Report on Form 10-Q filed with the SEC. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 was derived from the Company’s audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC.

Note 2. Acquisitions

2014 Acquisitions – Ft. Pierce, Russell Road and Jones Boulevard

On July 31, 2014 the Company closed on the acquisition of two self storage facilities located in Ft. Pierce, Florida (“Ft. Pierce”) and Las Vegas, Nevada (“Russell Road”) for approximately $3.9 million and $9.5 million, respectively. On September 29, 2014 the Company closed on the acquisition of another facility in Las Vegas, Nevada (“Jones Boulevard”) for approximately $6 million. These three properties were acquired from unaffiliated entities. The Company incurred approximately $0.2 million in acquisition fees in connection with the three acquisitions. The properties contain approximately 3,000 storage units, totaling approximately 350,000 square feet.

In connection with the acquisition of the three properties, on July 31, 2014, the Company obtained a secured revolving term loan (the “KeyBank Facility”) from KeyBank National Association (“KeyBank”) for the purpose of funding real property acquisitions. The maximum amount we could borrow under the KeyBank Facility initially was $20,000,000. The initial amount funded at closing was approximately $6.3 million, approximately $1 million of which was used to partially fund the acquisition of the Ft. Pierce property and approximately $5.3 million for the Russell Road property. An additional amount was funded on September 29, 2014 of approximately $3.2 million which was used to partially fund the acquisition of the Jones Boulevard property. The KeyBank Facility had a variable interest rate which was approximately 3.4% at the time of the initial draws.

The KeyBank Facility has an initial term of three years, maturing on July 31, 2017, with two one-year extension options subject to certain conditions outlined further in the Credit Agreement. Payments due pursuant to the KeyBank Facility are interest-only for the first 36 months and a 30-year amortization schedule thereafter. The KeyBank Facility bears interest at the Borrower’s option of either (i) LIBOR plus 325 basis points, or (ii) Base Rate plus 225 basis points. Base Rate is the greater of (i) Agent Prime or (ii) the Fed Funds rate plus 0.50%.

The KeyBank Facility is full recourse, jointly and severally, to us and the Borrower and is secured by cross-collateralized first mortgage liens on the Mortgaged Properties (as defined in the Credit Agreement). The KeyBank Facility may be prepaid or terminated at any time without penalty, provided, however, that KeyBank shall be indemnified for any breakage costs associated with any LIBOR borrowings. Pursuant to that certain guaranty dated July 31, 2014 in favor of KeyBank, we serve as a guarantor of all obligations due under the KeyBank Facility.

Under certain conditions, the Borrower may cause the release of one or more of the properties serving as collateral for the KeyBank Facility, provided no default or event of default is then outstanding or would reasonably occur as a result of such release, including compliance with the Pool Debt-Service Coverage Ratio (as defined in the Credit Agreement).

The KeyBank Facility contains a number of other customary terms and covenants.

They KeyBank Facility was amended in connection with our acquisition of the Arrington Portfolio, see further discussion below under “2015 Acquisition – Arrington Portfolio”.

Additionally, on July 31, 2014, our Operating Partnership purchased an interest rate cap with a notional amount of $15 million, such that in no event will our interest rate exceed 5.25% thereon through August 1, 2016.

On July 31, 2014, the Company and its operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “SSTI Preferred Investor”), a wholly-owned subsidiary of its then sponsor. Pursuant to the Unit Purchase Agreement, the SSTI Preferred Investor agreed to provide up to $18,100,000 through a preferred equity investment in our operating partnership to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for preferred units of limited partnership interest of our operating partnership (the “Preferred Units”). The initial investment was approximately $7.2 million and was used to partially fund the acquisition of the Ft. Pierce and Russell Road properties. An additional investment of approximately $2.8 million was used to partially fund the acquisition of the Jones Boulevard property.

The holders of the preferred units will receive current distributions (the “Current Distributions”) at a rate of the one-month LIBOR plus 6.5% per annum. In addition to the Current Distributions, our Operating Partnership has the obligation to elect either (A) to pay the holder of the preferred units additional distributions monthly in an amount equal to: (i) 4.35% per annum through January 31, 2017; and (ii) thereafter, 6.35% per annum or (B) defer the additional distributions ( the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through January 31, 2017; and (ii) thereafter, LIBOR plus 12.85% of the Deferred Distributions.

2015 Acquisition – Six Property Portfolio

On August 14, 2014, we, through six wholly-owned subsidiaries of our operating partnership (the “Operating Partnership”), executed six partial assignments of the purchase and sale agreement originally executed by a subsidiary of SmartStop Self Storage, Inc. (our “Former Sponsor”) on July 7, 2014, with unaffiliated third parties (the “Six Property Purchase Agreement”), for the acquisition of six self storage facilities located in California, Illinois and Colorado (the “Six Property Portfolio”). The aggregate purchase price for the Six Property Portfolio is approximately $15.9 million, plus closing costs and acquisition fees.

On January 29, 2015, we closed on one self storage facility located in Colorado representing the first phase (the “First Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $4.2 million, plus closing costs and acquisition fees. We funded the First Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $2.0 million of Preferred Units in our Operating Partnership and a draw of approximately $2.6 million under the KeyBank Facility. We incurred acquisition fees of approximately $42,000 in connection with the First Phase acquisition.

On February 5, 2015, we closed on the remaining five self storage facilities located in California and Illinois representing the second phase (the “Second Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $11.7 million, plus closing costs and acquisition fees. We funded the Second Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $5.2 million of Preferred Units in our Operating Partnership, a draw of approximately $5.7 million under the KeyBank Facility, and proceeds from our Private Offering. We incurred acquisition fees of approximately $117,000 in connection with the Second Phase acquisition.

2015 Acquisition – Arrington Portfolio

On October 26, 2015, through a wholly-owned subsidiary we executed a purchase and sale agreement with an unaffiliated third party (the “Arrington Portfolio Purchase Agreement”) for the acquisition of three self storage facilities. The Arrington Portfolio consists of two self storage facilities located in San Antonio, Texas and one self storage facility located in Kingwood, Texas. The purchase price for the Arrington Portfolio is approximately $33.0 million, plus closing costs and acquisition fees.

On December 17, 2015, we closed on two self storage facilities located in Texas representing the first phase (the “First Phase”) of the purchase of the Arrington Portfolio for a purchase price of approximately $20.8 million, plus closing costs and acquisition fees, which was funded, by a combination of a draw of approximately $15.6 million under our KeyBank Facility and the remainder from the proceeds of our public offering. We incurred acquisition fees of approximately $363,000 in connection with the acquisition of the first phase of the Arrington Portfolio.

On January 6, 2016, we closed on the remaining self storage facility of the Arrington Portfolio located in San Antonio, Texas for a purchase price of approximately $12.3 million, plus closing costs and acquisition fees, which were funded, by a combination of a draw of approximately $8 million under the KeyBank Facility and the remainder from the net proceeds of our public offering. We incurred acquisition fees of approximately $215,000 in connection with the January 6, 2016 closing.

In connection with the acquisition of two properties in the Arrington Portfolio, which were acquired on December 17, 2015, we amended the KeyBank Facility (the “Amendment”), such that the maximum amount available to us was increased to $40,000,000. Also, the Amendment permits us to borrow up to an additional $6.25 million (the “Additional Borrowing”) within 120 days following the December 17, 2015 closing (the “Adjustment Period”), for a total potential borrowing amount of $46.25 million during the Adjustment Period. Pursuant to the Amendment, during the Curtailment Period (as that term is defined in the Amendment), we and the Operating Partnership must apply all proceeds from all asset sales and refinancing as well as all net proceeds of equity issuances to pay down the outstanding principal balance on the KeyBank Facility to an aggregate amount of the lesser of either $40 million or the borrowing base available calculated in accordance with the covenants that are applied outside of the Adjustment Period.

Borrowings made during the Adjustment Period bear interest at our option of either (x) LIBOR plus 375 basis points, or (y) Base Rate plus 275 basis points. We elected to have LIBOR plus 375 basis points apply to the draws, which equated to an initial interest rate of approximately 4.1%.

The Amendment modified certain covenants during the Adjustment Period.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangible assets acquired in a business combination based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	Reflects the cash used to purchase the Arrington Portfolio after the issuance of debt and equity.

(c)	Reflects financing costs incurred in conjunction with debt issued to fund the acquisition of the Arrington Portfolio.

(d)	The Acquisition of the Arrington Portfolio was funded with a combination of approximately $8.5 million in proceeds from the issuance of common stock, draws totaling approximately $23.8 million under the KeyBank Facility and available cash of approximately $1.2 million.

(e)	Changes primarily relate to prepaid customer rent assumed and accrued property taxes totaling approximately $143,000 and accrued property acquisition expenses of approximately $578,000.

Note 4. Statements of Operations – Pro Forma Adjustments

(f)	Represents adjusted property operating expenses for the year ended December 31, 2014 to include the estimated increased cost of property taxes as compared to the Ft. Pierce, Russell Road and Jones Boulevard properties, Six Property Portfolio and Arrington Portfolio historical results. In addition, certain other historical operating expenses were removed as they were not part of the Company’s ongoing business.

(g)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager was paid a monthly fee equal to the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.5% of average invested assets, as defined.

(h)	Reflects the depreciation and amortization expense resulting from the Ft. Pierce, Russell Road and Jones Boulevard properties, Six Property Portfolio and Arrington Portfolio. Such depreciation and amortization expense for the Arrington Portfolio and Six Property Portfolio were based on a preliminary purchase price allocation of approximately $12.2 million to land, approximately $3.7 million to site improvements, approximately $30.2 million to building, and approximately $3.3 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized straight-line over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(i)	Historical property acquisition expenses directly attributable to the Ft. Pierce, Russell Road, and Jones Boulevard properties and the Six Property Portfolio and have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs directly attributable to the acquisitions. The remaining balance in property acquisition expenses – affiliates for the year ended December 31, 2014 represents costs associated with acquisitions that were never finalized. In addition, we incurred additional acquisition expenses related to the acquisition of the Six Property Portfolio and Arrington Portfolio which are not included in the Unaudited Pro Forma Statement of Operations also because they are non-recurring costs directly attributable to the acquisitions.

(j)	Adjustment reflects the additional estimated interest expense on the KeyBank Facility in connection with the Ft. Pierce, Russell Road and Jones Boulevard properties, Six Property Portfolio and Arrington Portfolio acquisitions.

(k)	Adjustment reflects the estimated amortization of the deferred financing costs related to the KeyBank Facility draws in connection with the Ft. Pierce, Russell Road and Jones Boulevard properties, Six Property Portfolio and Arrington Portfolio acquisitions.

(l)	Adjustment reflects distributions payable and accretion of preferred equity costs on the Preferred Units issued in conjunction with the acquisitions of the Ft. Pierce, Russell Road and Jones Boulevard properties and Six Property Portfolio.

(m)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the shares outstanding.

(n)	Represents adjusted property operating expenses for the period ended September 30, 2015 to include the estimated increased cost of property taxes as compared to the Six Property Portfolio and Arrington Portfolio historical results.

(o)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager was paid a monthly fee equal to the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.5% of average invested assets, as defined.

(p)	Reflects the depreciation and amortization expense resulting from the Six Property Portfolio and Arrington Portfolio. Such depreciation and amortization expense for the Six Property Portfolio and Arrington Portfolio were based on a preliminary purchase price allocation of approximately $12.2 million to land, approximately $3.7 million to site improvements, approximately $30.2 million to building, and approximately $3.3 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized straight-line over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(q)	Historical property acquisition expenses directly attributable to the Six Property Portfolio have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs directly attributable to the acquisition. In addition, we incurred acquisition expenses related to the acquisition of the Arrington Portfolio which are not included in the Unaudited Pro Forma Statement of Operations also because they are non-recurring costs directly attributable to the acquisition.

(r)	Adjustment reflects the additional estimated interest expense on the KeyBank Facility in connection with the Six Property Portfolio and Arrington Portfolio acquisitions.

(s)	Adjustment reflects the estimated amortization of the deferred financing costs related to the KeyBank Facility draws in connection with the Six Property Portfolio and Arrington Portfolio acquisitions.

(t)	Adjustment reflects distributions payable on the preferred units issued in conjunction with the acquisitions of the Six Property Portfolio.

(u)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: March 2, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer